                                                                  Exhibit (g)(3)

                               CUSTODY AGREEMENT
                             AMENDMENT TO EXHIBIT A


         Portfolios covered by the Custody Agreement between The Chase Manhattan Bank, N.A. and The Glenmede Fund, Inc.

                           Emerging Markets Portfolio
                           Government Cash Portfolio
                           Tax-Exempt Cash Portfolio
                          Core Fixed Income Portfolio
                          Tax-Managed Equity Portfolio
                     Small Capitalization Equity Portfolio
                           Large Cap Value Portfolio
                            International Portfolio
                     Institutional International Portfolio
                            Global Equity Portfolio
                     Small Capitalization Growth Portfolio
                              Core Value Portfolio


The Glenmede Fund, Inc.                           Chase Manhattan Bank, N.A.
The Glenmede Portfolios

By: /s/ Mary Ann B. Wirts                         By: /s/ David Etzbach
    ----------------------------                      ------------------------
Title: President                                  Title: Vice President